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EXHIBIT 11--STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS


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
                                                      Three Months Ended
                                                           June 30,
                                                  --------------------------
                                                      1995          1994
                                                  ------------  ------------
PRIMARY
    Average shares outstanding                      10,711,782     7,377,623
    Net effect of dilutive stock
      options and warrants--based
      on the treasury stock method
      using average market price                       401,985     2,626,957
                                                  ------------  ------------
                            TOTAL                   11,113,767    10,004,580
                                                  ============  ============

    Net income                                    $    507,000  $    497,000
                                                  ============  ============
    Per share amount                              $        .05  $        .05
                                                  ============  ============

FULLY DILUTED
    Average shares outstanding                      10,711,782     7,377,623
    Net effect of dilutive stock
      options and warrants--based
      on the treasury stock method
      using the higher of ending
      or average market price                          401,985     2,774,841
                                                  ------------  ------------
                               TOTAL                11,113,767    10,152,464
                                                  ============  ============

    Net income                                    $    507,000  $    497,000
                                                  ============  ============
    Per share amount                              $        .05  $        .05
                                                  ============  ============
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